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                                                                    EXHIBIT 23.3

                                                     [GRANT THORNTON LETTERHEAD]


We have issued our report dated April 15, 1996, accompanying the financial statements of Comtex Information Systems, Inc. and Subsidiaries for the years ended December 31, 1995 and December 31, 1994 appearing in the 8-K/A of Norrell Corporation filed on February 19, 1997 which are incorporated by reference in this Registration Statement of Norrell Corporation on Form S-3 (File
No. 0-24300).

We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

Grant Thornton LLP


New York, New York
February 26, 1997